UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2018

Rush Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20797 (Commission File Number)	74-1733016 (IRS Employer Identification No.)

555 IH-35 South, Suite 500 New Braunfels, Texas (Address of principal executive offices)		78130 (Zip Code)

Registrant’s telephone number, including area code: (830) 302-5200

Not Applicable
______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        On March 8, 2018, the Board of Directors of Rush Enterprises, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Company (the “Compensation Committee”), approved the following compensation payments (except with respect to Mr. Rush’s previously awarded cash bonus, as discussed below) to the below named executive officers of the Company:

Cash Bonus Payments

After a review of competitive market data and the Company’s operating results for the 2017 fiscal year, the Compensation Committee approved the following cash bonus payments:

Name / Title	Cash Bonus

W. M. “Rusty” Rush Chairman, President, Chief Executive Officer and Director	$2,000,000

Michael J. McRoberts Chief Operating Officer	$450,000

Steven L. Keller Chief Financial Officer and Treasurer	$350,000

Derrek Weaver Executive Vice President	$350,000

James E. Thor Senior Vice President, Truck Sales and Marketing	$330,000

The cash bonuses will be paid on March 15, 2018. With respect to Mr. Rush’s cash bonus, he was previously paid $1,900,000 of his $2,000,000 bonus on December 29, 2017, as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 4, 2018. Thus, the cash bonus Mr. Rush will receive on March 15, 2018 will be $100,000.

Stock Option Grants

The Compensation Committee approved the following stock options exercisable for shares of the Company’s Class A common stock (the “Stock Options”):

Name / Title	Stock Options (#)

W. M. “Rusty” Rush Chairman, President, Chief Executive Officer and Director	35,000

Michael J. McRoberts Chief Operating Officer	10,000

Steven L. Keller Chief Financial Officer and Treasurer	10,000

Derrek Weaver Executive Vice President	10,000

James E. Thor Senior Vice President, Truck Sales and Marketing	10,000

The Stock Options will be granted under the Rush Enterprises, Inc. Amended and Restated 2007 Long-Term Incentive Plan (the “Plan”) on March 15, 2018 (the “Grant Date”). The Stock Options will have an exercise price equal to the closing sale price of the Company’s Class A common stock on the Grant Date and will vest in three equal annual installments beginning on the third anniversary of the Grant Date. Additional terms and conditions applicable to the Stock Options are set forth in the Form of Rush Enterprises, Inc. 2007 Long-Term Incentive Plan Stock Option Agreement attached as Exhibit 4.4 to the Company’s Form S-8 filed with the Securities and Exchange Commission on July 24, 2007.

Restricted Stock Unit Awards

The Compensation Committee approved the following restricted stock unit awards (the “RSU Awards”):

Name / Title	RSU Awards (#)

W. M. “Rusty” Rush Chairman, President, Chief Executive Officer and Director	57,500

Michael J. McRoberts Chief Operating Officer	15,000

Steven L. Keller Chief Financial Officer and Treasurer	13,000

Derrek Weaver Executive Vice President	13,000

James E. Thor Senior Vice President, Truck Sales and Marketing	12,400

The RSU Awards will be granted under the Plan on the Grant Date. The RSU Awards entitle the grantee to receive shares of the Company’s Class B common stock upon satisfaction of the vesting conditions. The RSU Awards will vest in three equal installments beginning on the first anniversary of the Grant Date. Additional terms and conditions applicable to the RSU Awards are set forth in the Form of Rush Enterprises, Inc. 2007 Long-Term Incentive Plan Restricted Stock Unit Agreement, attached as Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on March 14, 2012.

Item 8.01	Other Events.

On March 14, 2018, the Company issued a press release announcing that the Company’s Board of Directors approved an increase of $35 million to its existing stock repurchase program authorizing the Company to repurchase up to an aggregate of $75 million of its shares of Class A common stock, $.01 par value per share, and/or Class B common stock, $.01 par value per share.

A copy of the press release announcing the $35 million increase to the stock repurchase program is attached to this report as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

99.1	Rush Enterprises, Inc. press release dated March 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

By:	/s/ Michael Goldstone
Michael Goldstone
Vice President, General Counsel
and Corporate Secretary

Dated: March 14, 2018

EXHIBIT INDEX

Exhibit No.	Description

99.1	Rush Enterprises, Inc. press release dated March 14, 2018.